UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 10, 2017

BOJANGLES’, INC.

(Exact Name of Issuer as Specified in Charter)

Delaware	001-37374	45-2988924
State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

9432 Southern Pine Boulevard,

Charlotte, NC 28273

(Address of Principal Executive Offices)

(704) 527-2675

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 10, 2017, the Board of Directors (the “Board”) of Bojangles’, Inc. (the “Company”) appointed Mark A. Rowan to the Board as a Class I director, upon the recommendation of its Nominating and Corporate Governance Committee. Pursuant to the requirements of the Company’s bylaws, Mr. Rowan will stand for re-election as a Class I director at the Company’s 2017 Annual Meeting of Stockholders. The Board has also appointed Mr. Rowan to serve as a member of the Board’s Audit Committee (the “Audit Committee”).

The Board determined that Mr. Rowan qualifies as an independent director and is qualified to serve on the Audit Committee under the applicable rules and regulations of the Securities and Exchange Commission and listing standards of the Nasdaq Stock Market (“Nasdaq”). With Mr. Rowan’s appointment as a member of the Audit Committee, the Company expects it is now in compliance with Rule 5605(c)(2)(A) of Nasdaq, which requires the Company to maintain an Audit Committee composed of at least three independent directors.

Mr. Rowan will be entitled to compensation under the Company’s compensation policy for non-employee directors. There are no arrangements or understandings between Mr. Rowan and any other person pursuant to which Mr. Rowan was elected as a director. There are no transactions in which Mr. Rowan has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 8.01	Other Events

On April 12, 2017, the Company issued a press release announcing Mr. Rowan’s election to the Board and appointment to the Audit Committee, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release issued by the Company on April 12, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bojangles’, Inc.

April 12, 2017	By:	/s/ Laura Roberts
Laura Roberts Vice President, General Counsel, Compliance Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Company on April 12, 2017.